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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 ______________


                            DATA RETURN CORPORATION
             (Exact name of registrant as specified in its charter)


                  Texas                                  75-2725988
(State of incorporation or organization) (I.R.S. employer identification number)


222 West Las Colinas Blvd., Suite 450
            Irving, Texas                                    75039
(Address of principal executive offices)                  (Zip Code)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each class            Name of each exchange on which
         to be so registered            each class is to be registered
        ---------------------           ------------------------------
                None                            Not Applicable

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act Registration Statement File Number to which this Form Relates:

                                   333-84011
                                   ---------
                                (If Applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                            Common Stock, par value
                                $.001 per share
                                (Title of Class)

        Rights to Purchase Series A Junior Participating Preferred Stock
                                (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.

     The classes of securities to be registered hereby are the common stock, par value $.001 per share ("Common Stock"), of Data Return Corporation, a Texas corporation (the "Registrant") and Rights to Purchase Series A Junior Participating Preferred Stock of the Registrant (the "Rights"). A description of the Common Stock and the Rights is set forth under the caption "Description of Capital Stock" beginning on page 58 in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011), initially filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 29, 1999, as subsequently amended (the "Registration Statement"). The final form of such Prospectus will be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Registration Statement (including the Prospectus), as it may subsequently be amended, is incorporated herein by reference.

Item 2.   Exhibits.

     The following exhibits are filed as part of this Registration Statement:

     *1. Form of Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-84011).

     *2. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-84011).

     *3.  Form of Common Stock Certificate (incorporated herein by reference to
          Exhibit 4.1 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1, Registration No. 333-84011).

     *4. Investor's Rights Agreement dated as of July 29, 1999, between Data Return Corporation and CPQ Holdings, Inc. (incorporated herein by reference to Exhibit 10.16 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-84011.

     *5. Form of Common Stock Warrant between Data Return Corporation and Microsoft Corporation (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-84011).

     *6. Form of Rights Agreement by and between Data Return Corporation and ChaseMellon Shareholder Services, LLC, as rights agent (incorporated herein by reference to Exhibit 4.3 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1, Registration No. 333-84011).

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     /*/ Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    DATA RETURN CORPORATION



Date: October 25, 1999              By: /s/ MICHELLE R. CHAMBERS
                                        --------------------------------------
                                         Michelle R. Chambers
                                         President and Chief Operating Officer


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